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                                                                   EXHIBIT 23(A)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement No. 333-100564 on Form S-4 of Cardinal Health, Inc. for the registration of its common shares and to the incorporation by reference into its Registration Statement on Form S-8 filed as Post-Effective Amendment No. 2 to Registration Statement No. 333-100564 of our report dated August 6, 2002, with respect to the consolidated financial statements and schedule of Cardinal Health, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission. The consolidated financial statements and financial statement schedule of Cardinal Health, Inc. for the years ended June 30, 2001 and 2000, were audited by auditors who have ceased operations. Those auditors expressed an unqualified opinion on those statements in their report dated July 27, 2001.


/s/ Ernst & Young LLP

Columbus, Ohio
January 3, 2003